UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2008
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28298	94-3154463
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On February 26, 2008, Onyx Pharmaceuticals, Inc., or Onyx, announced that the retirement of Hollings C. Renton, chairman, president and chief executive officer of Onyx, will be effective March 31, 2008. In connection with his retirement, Mr. Renton will also resign from the Onyx board of directors effective March 31, 2008. Onyx also announced the appointment of N. Anthony Coles, M.D. as the successor to Mr. Renton as the president and chief executive officer of Onyx, effective March 31, 2008.  Dr. Coles was also appointed as a member of Onyx’s board of directors, effective March 31, 2008, and will serve as a class III director, whose term of office expires at the 2008 annual meeting of Onyx’s stockholders. Paul Goddard, a member of Onyx’s board of directors since 1997, will assume the role of lead director of Onyx effective March 31, 2008.
     The press release announcing the events described above is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Appointment of Dr. Coles
     Dr. Coles, who on February 22, 2008 entered into an at-will employment agreement with Onyx, will succeed Mr. Renton as Onyx’s president and chief executive officer, effective March 31, 2008. Dr. Coles, age 47, has served as president, chief executive officer, and a member of the board of directors of NPS Pharmaceuticals, a biotechnology company focused on the discovery and development of novel therapeutics, since May 2006. From November 2005 to April 2006, Dr. Coles was president, chief operating officer and a member of the board of directors of NPS Pharmaceuticals. From 2002 until October 2005 Dr. Coles was senior vice president, commercial operations and pharmaceutical products at Vertex Pharmaceuticals. Beginning in 1996, Dr. Coles held a number of executive positions at Bristol-Myers Squibb Company, including senior vice president of strategy and policy; senior vice president of marketing and medical affairs, neuroscience/infectious disease/dermatology; vice president, Western area sales cardiovascular and metabolic business unit for U.S. primary care; and vice president, cardiovascular global marketing. From 1992 until 1996, Dr. Coles served in various positions at Merck & Company, Inc., most recently as vice president of the hypertension and heart failure business group. Dr. Coles earned his M.D. from Duke University, his master’s degree in public health from Harvard College and his undergraduate degree from Johns Hopkins University. Dr. Coles currently serves as a trustee for Johns Hopkins University and Boston Medical Center, and as a director for FoldRx Pharmaceuticals.
     Pursuant to the terms of Dr. Coles’ employment agreement, Onyx has agreed to pay Dr. Coles an annual base salary of $625,000 and a hiring bonus of $200,000.  Dr. Coles will be eligible to receive an annual cash bonus targeted at 100% of his base salary, dependent on Onyx’s achievement of its corporate performance targets, as determined by the board of directors. Onyx has agreed to grant Dr. Coles an option to purchase 350,000 shares of Onyx common stock and 60,000 shares of restricted common stock of Onyx. Of the restricted stock, 50,000 shares will vest over three years, and 10,000 shares, subject to the achievement of performance milestones established by the board of directors, will vest over a two year period.
     Dr. Coles’ employment agreement also provides for certain relocation benefits, including reimbursement for out of pocket expenses for house hunting trips, moving and storage costs and costs associated with the sale of Dr. Coles’ current residence and the purchase of a new residence in the San Francisco Bay Area and, to the extent the reimbursement of these costs are not tax-deductible by Dr. Coles for federal income tax purposes, an additional tax gross-up payment. In addition, Onyx will pay Dr. Coles a housing allowance of $10,000 per month for the first twelve months of Dr. Coles’ employment with Onyx, then, beginning when Dr. Coles has purchased and resides in a primary residence in the San Francisco Bay Area, $6,000 per month of mortgage assistance, continuing for up to 24 months.
     Under his employment agreement, Dr. Coles will also be entitled to certain severance payments and benefits in the event that his employment is terminated without cause in a non-change in control circumstance so that he is not eligible for severance benefits under the Executive Change in Control Severance Benefits Agreement described below. These severance payments and benefits in such a circumstance include 36 months of his then current base salary, payment of COBRA medical insurance coverage premiums, consistent with his current coverage, for 18 months and up to 18 months accelerated vesting of equity awards granted under his employment agreement that are subject to time based vesting.
     Dr. Coles entered into a separate Executive Change in Control Severance Benefits Agreement with Onyx, which provides that if he is terminated without cause or resigns due to a constructive termination (as defined in that agreement) within 24 months following a change in control of Onyx, he will receive a cash severance payment equal to four times his then current base salary, payment of COBRA medical insurance coverage premiums, consistent with his current coverage, for up to 24 months, payment of up to 24 months life insurance premiums and accelerated vesting and exercisability of all his outstanding Onyx stock options and restricted stock awards, with up to twelve months following termination to exercise any outstanding Onyx stock options. If it is determined that any payment or benefit Dr. Coles would receive under the Executive Change in Control Severance Benefits Agreement constitutes a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code, thereby subjecting him to an excise tax, Onyx will pay Dr. Coles an additional tax gross-up payment.

     This description of the terms of Dr. Coles’ employment arrangement is qualified in its entirety by Dr. Coles’ Employment Agreement with Onyx, attached hereto as Exhibit 10.1 and Dr. Cole’s Executive Change in Control Severance Benefits Agreement, attached hereto as Exhibit 10.2, both of which are incorporated herein by reference.
     Retirement of Mr. Renton
     Mr. Renton had previously announced, on October 1, 2007, his plans to retire in 2008. On February 22, 2008, Onyx entered into a retirement agreement with Mr. Renton setting forth the terms and conditions of his retirement as chairman, president and chief executive officer of Onyx, and his resignation from Onyx’s board of directors, all effective March 31, 2008.  The retirement agreement also provides for Mr. Renton to serve as a consultant for up to three years from the date of his retirement.
     Pursuant to the retirement agreement, Mr. Renton will receive (i) a lump sum retirement payment in the amount of $1,045,000, (ii) up to a maximum amount of $80,000 for reasonable administrative support services in the 12 months following his retirement, (iii) payment of his COBRA medical insurance coverage premiums, consistent with his current coverage, for 12 months, (iv) $625.00 per hour for each hour of consulting services provided to Onyx during his three-year consulting period, and (v) continued vesting of all existing stock option and restricted stock grants during the consulting period, with one year to exercise vested stock options following the three-year consulting period. This description of the terms of Mr. Renton’s retirement arrangement is qualified in its entirety by Mr. Renton’s retirement agreement with Onyx, attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

10.1	Employment Agreement between Onyx Pharmaceuticals, Inc. and N. Anthony Coles, M.D., dated as of February 22, 2008

10.2	Executive Change in Control Severance Benefits Agreement between Onyx Pharmaceuticals, Inc. and N. Anthony Coles, M.D., dated as of February 22, 2008

10.3	Retirement Agreement between Onyx Pharmaceuticals, Inc. and Hollings C. Renton, dated as of February 22, 2008

99.1	Press release titled “Onyx Pharmaceuticals Names N. Anthony Coles, M.D. as President, Chief Executive Officer and Member of its Board of Directors,” dated February 26, 2008

Signatures
           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2008		ONYX PHARMACEUTICALS, INC.

	By:	/s/ Gregory W. Schafer Gregory W. Schafer
Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Employment Agreement between Onyx Pharmaceuticals, Inc. and N. Anthony Coles, M.D., dated as of February 22, 2008

10.2	Executive Change in Control Severance Benefits Agreement between Onyx Pharmaceuticals, Inc. and N. Anthony Coles, M.D., dated as of February 22, 2008

10.3	Retirement Agreement between Onyx Pharmaceuticals, Inc. and Hollings C. Renton, dated as of February 22, 2008

99.1	Press release titled “Onyx Pharmaceuticals Names N. Anthony Coles, M.D. as President, Chief Executive Officer and Member of its Board of Directors,” dated February 26, 2008